UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 18, 2009
Date of Report (Date of Earliest Event Reported)
The China Fund, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	811-05749 (Commission File Number)	000000000 (IRS Employer Identification Number)

c/o State Street Bank and Trust Company 2 Avenue de Lafayette, P.O. Box 5049, Boston, Massachusetts (Address of Principal Executive Offices)	02206-5049 (Zip Code)
1(888) 246-2255
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant.
SIGNATURES

Item 4.01 Changes in Registrant’s Certifying Accountant.
Deloitte & Touche LLP (“Deloitte & Touche”) was previously the independent registered public accounting firm for The China Fund, Inc. (the “Fund”). Effective September 14, 2009, Deloitte & Touche resigned as the Fund’s independent registered public accounting firm and Ernst & Young LLP was engaged to audit the Fund’s financial statements for the 2009 fiscal year.
The decision to change independent registered public accounting firms was approved by the Audit Committee of the Board of Directors and ratified by the full Board of Directors.
Deloitte & Touche’s report on the Fund’s financial statements for fiscal year ended in October 31, 2007 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.
During the Fund’s fiscal year ended October 31, 2007 and 2008, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreement in its reports on the financial statements for such years.
The Fund has requested that Deloitte & Touche furnish a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agrees with the above statements. A copy of a letter dated September 14, 2009 that was sent to the SEC, along with Deloitte & Touche’s response will be filed as an exhibit with the Fund’s next Form N-SAR (in accordance with Sub-Item 77k of Form N-SAR).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 18, 2009

By: /s/ Elizabeth A. Watson
Name:	Elizabeth A. Watson
Title:	Secretary